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EXHIBIT 10.12


      "AMENDMENT TO CONFIDENTIALITY, SHAREHOLDING AND DEVELOPMENT AGREEMENT


This is an amendment to the "Confidentiality, Shareholding and Development Agreement," executed on January 15, 2008, between Sungame Corporation ("Sungame") and Slycesoft Games Development ("Slycesoft").

The parties agree that Slycesoft, or its assignees will be issued 1,373,000 shares of the commons stock of Sungame for additional compensation for the development work provided by Slycesoft for "Virtual World," based on the completion of tasks including, but not limited to the following:

     1. Fluent animation of minimum 100 concurrent avatars on the same server/Virtual World.

     2. fully working payment provisioning including deposit and withdrawal to/from MoneyBookers and PayPal and deposit from GlobalConnect.

     3. Support of playing minimum the Bowling and Golf casual games (play for fun and play for money) including correct distribution of the winnings and correct information to the players.

     4.   Support of purchase and download of music tracks.

     5. Support of agent commission provisioning based on traditional "click on a link to identify the agent" or by users entering the nickname of the agent

     6. Support of a fully functioning Network Operating Center where an administrator can log in and see the status on all servers as well as accessing error logs and receiving warnings by email when errors are triggered

     7. Support of listing of event list (based on nickname, from date and to date) so that trained members are allowed to retrieve information such as games played, result, music downloaded, deposits and withdrawals and other events which affect the USD wallet, and helping these trained members in the Virtual World with basic support.

     8.   Support of installation and automatic updates both in XP and in Vista

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     9.   Support of HTTP triggers regarding the billboards with advertisements and music downloads

     10.  Design of earlier defined celebrity look-alike avatars


The parties agree that the value of the shares being issued in accordance with this Addendum shall be 10 US cents per share, and the shares to be issued to Ranulf Goss shall be issued as soon as SunGame approves by writing or by email the above listed tasks which is estimated to take place by September 15, 2008.

Agreed to:

Sungame Corporation


/s/ Guy Robert                               CEO                 Sep 4, 2008
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                                            Title                   Date


Slycesoft Games Development


/s/ Ranulf Goss                           President              Sep 4, 2008
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                                             Title                Date